MUELLER WATER PRODUCTS REPORTS
2019 FOURTH QUARTER AND FISCAL YEAR RESULTS

Increased Net Sales 5.0% in Quarter, 5.7% in Fiscal Year
Earned Net Income per Diluted Share of $0.25 in Quarter, $0.40 in Fiscal Year
Delivered Adjusted Net Income per Diluted Share of $0.19 in Quarter, $0.61 in Fiscal Year

ATLANTA, November 5, 2019 - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal 2019 fourth quarter ended September 30, 2019 net sales were $266.9 million and net income was $40.2 million.
In the 2019 fourth quarter, the Company:

•	Increased net sales 5.0 percent to $266.9 million as compared with $254.3 million in the prior year quarter.

•	Generated operating income of $39.0 million as compared with $40.5 million in the prior year quarter and adjusted operating income of $42.6 million in the current and prior year quarters.

•	Recorded $16.4 million net favorable adjustment to the Walter Energy Accrual based on an agreed settlement.

•
Reported net income of $40.2 million as compared with $25.0 million in the prior year quarter. Increased adjusted net income 10.4 percent to $29.6 million as compared with $26.8 million in the prior year quarter.

•
Reported net income per diluted share of $0.25 and adjusted net income per diluted share of $0.19 as compared with net income per diluted share of $0.16 and adjusted net income per diluted share of $0.17 in the prior year quarter.

•
Increased adjusted EBITDA 6.0 percent to $56.9 million as compared with $53.7 million in the prior year, yielding an adjusted EBITDA margin of 21.3 percent as compared with 21.1 percent in the prior year.

In the full fiscal year, the Company:

•	Increased net sales 5.7 percent over the prior year to $968.0 million.

•	Generated net income of $63.8 million as compared with $105.6 million in the prior year.

•	Reported net income per diluted share of $0.40 and achieved adjusted net income per diluted share of $0.61, a 15.1 percent increase as compared with $0.53 in the prior year.

•
Increased adjusted EBITDA 10.1 percent to $198.2 million as compared with $180.0 million in the prior year, yielding an adjusted EBITDA margin of 20.5 percent as compared with 19.7 percent in the prior year.

•	Generated operating cash flow of $92.5 million and invested $86.6 million in capital expenditures, resulting in $5.9 million of free cash flow.

“Our teams finished the year well and remain focused on executing strategies to continue to grow the business, despite a more challenging operating environment relative to the prior year. I am pleased with how we responded to the challenges we faced this year evidenced by growing annual net sales by 5.7 percent, adjusted EBITDA by 10.1 percent, and adjusted net income per share by 15.1 percent,” said Scott Hall, President and Chief Executive Officer of Mueller Water Products.
“We continued to grow the business in the fourth quarter, as we increased both net sales and adjusted EBITDA. Our consolidated net sales growth of 5.0 percent in the quarter was driven by the benefit of the Krausz acquisition and higher pricing. However, due to the slower-than-expected recovery in residential construction, lowered inventory levels in the channel, and a decrease in Canadian sales, our organic net sales decreased slightly compared with the 12.1 percent increase in the prior year fourth quarter. We continue to improve our gross margin as we delivered a 50 basis point improvement in the quarter, excluding the impact of the inventory step-up at Krausz. Our adjusted EBITDA margin improved 20 basis points to 21.3 percent.
“We continue to make progress on our strategies to strengthen and grow the business, which include accelerating product development, developing a fully-integrated technology platform for infrastructure monitoring, driving operational excellence and modernizing our manufacturing facilities. As our customers prioritize their need to analyze, repair and manage their aging infrastructure, we are ideally positioned to help solve their problems. At the 2019 WEFTEC conference, we introduced Sentryx™, a software platform that provides data intelligence to help water utilities make strategic and operational decisions.  Our new technology-enabled dry and wet barrel hydrants serve as a communications backbone that houses data gathering sensors.  This data includes leak detection, pressure monitoring, metering and water quality, which are aggregated and consolidated within the Sentryx™ platform, providing utilities with critical information regarding their distribution systems.
“In addition to accelerating new product development, our investments in our facilities and team members will improve our culture of execution and create a strong foundation for future growth. Our increased capital spending will continue in fiscal 2020 as we further expand our manufacturing capabilities around our Chattanooga operations to meet the growing demand for water infrastructure products as utilities repair and rebuild their aging infrastructure. We announced the closure of our Hammond, Indiana facility, which will be relocated to a new facility in Kimball, Tennessee. The new facility will enable us to drive additional efficiencies by insourcing certain activities and further leveraging our large casting foundry. In addition, we expect to make significant progress on the construction of our new brass manufacturing facility in Decatur, Illinois.
“For fiscal 2020, we anticipate increased demand in our end markets with the municipal and residential construction markets growing in the low-single digit range. As a result, we expect to increase our consolidated net sales between 3 and 5 percent, with adjusted EBITDA growth between 4 and 8 percent. Going forward, with the support of our strong balance sheet, we will continue to maintain a balanced approach to capital allocation with a bias towards capital investments in the near term.”
Consolidated Results
Net sales for the 2019 fourth quarter increased 5.0 percent, or $12.6 million, to $266.9 million as compared with $254.3 million in the 2018 fourth quarter with growth in both segments.
Adjusted operating income was $42.6 million in both the 2019 and prior year fourth quarters.

Adjusted EBITDA increased 6.0 percent, or $3.2 million, to $56.9 million as compared with $53.7 million in the prior year quarter.
Segment Results
Infrastructure
Net sales for the 2019 fourth quarter increased 5.0 percent, or $11.2 million, to $234.7 million, as compared with $223.5 million in the 2018 fourth quarter. This increase was due to the sales from Krausz Industries and higher pricing, partially offset by lower shipment volumes, as organic net sales decreased 1.3 percent in the quarter as compared with the prior year. The decrease in shipment volumes was primarily driven by the slower-than-expected recovery in residential construction, lowered inventory levels in the channel, and a decrease in sales in Canada reflecting the softer economic conditions and a weaker residential market.
Operating income was $50.7 million and adjusted operating income, excluding Krausz inventory step-up amortization of $2.3 million, $0.6 million of strategic reorganization and other charges and a $2.4 million gain from the sale of an idle property, was $51.2 million in the quarter. Adjusted operating income increased 2.2 percent, or $1.1 million, as compared with the prior year quarter, primarily due to higher pricing, improved manufacturing performance and the inclusion of Krausz Industries, partially offset by lower shipment volumes and higher costs associated with inflation.
Adjusted EBITDA of $63.2 million increased 5.7 percent, or $3.4 million, as compared with $59.8 million in the prior year quarter.
Technologies
Net sales for the 2019 fourth quarter increased 4.5 percent, or $1.4 million, to $32.2 million, as compared with $30.8 million in the 2018 fourth quarter. This increase was due to higher volumes at Echologics.
Operating income and adjusted operating income were $0.8 million. Adjusted operating income increased $0.5 million as compared with $0.3 million in the prior year quarter, primarily due to lower SG&A expenses and higher volumes, partially offset by performance and higher costs associated with inflation.
Adjusted EBITDA improved $0.8 million to $2.8 million as compared with $2.0 million in the prior year quarter.
Walter Energy Tax Liability Update
In September 2019, the Company reached an agreement with the Internal Revenue Service, Department of Justice and a third party whereby the liability associated with the Walter Energy tax liability and subsequent bankruptcy (the “Walter Tax Liability”) was resolved. As of September 30, 2019, the Walter Tax Liability was approximately $39 million. Under the terms of the agreement, a third party has agreed to contribute approximately $17 million to the settlement and the Company will contribute approximately $22 million. Accordingly, during the quarter, the Company reduced its Walter Energy Accrual by $16.4 million, which included an accrual of $0.5 million in additional interest expense.

The settlement agreement, which was filed and presented for approval to the U.S. Bankruptcy Court handling the Walter Energy bankruptcy and associated Walter Tax Liability, must be formally approved by the Bankruptcy Court. Although no assurances as to timing or outcome can be made, the Company expects that the Bankruptcy Court will approve the settlement of the Walter Tax Liability by the end of calendar 2019 at which point this matter will be fully resolved upon the Company’s payment and execution of certain settlement documents.
Income Taxes
For the 2019 fourth quarter, income tax expense was $11.4 million, or 22.1 percent of income before income taxes. This rate differs from the statutory rate primarily due to the effects of state income taxes, foreign rate differential and tax effects of discrete items.
For the fiscal year, income tax expense was $18.3 million, or 22.3 percent of income before taxes. Excluding the one-time impacts from tax legislation, the effective income tax rate was 23.0 percent as compared with 26.2 percent in the prior year, primarily due to a lower federal statutory rate in 2019.
Full-Year 2020 Outlook
The Company’s expectations for full-year 2020, which reflect the current business environment, are as follows:

•	Municipal spending growing in the low-single digit range, residential construction growing in the low-single digit range and natural gas distribution growing in the mid-single digit range.

•	Consolidated net sales growth between 3 and 5 percent primarily driven by higher shipment volumes.

•	Growth in adjusted EBITDA between 4 and 8 percent (from $198.2 million of adjusted EBITDA in 2019), based on the current outlook for net sales growth, product mix and inflation.

•	Total SG&A expenses between 19 and 20 percent of consolidated net sales.

•	Net interest expense between $21 million and $22 million.

•	Effective income tax rate between 24 and 26 percent.

•	Depreciation and amortization between $60 million and $63 million, and capital expenditures between $80 million and $90 million.
Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call will take place Wednesday, November 6, 2019, at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-888-566-0638. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s results as determined under GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance.
The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company’s ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, estimate, plan, project, believe or anticipate will or may occur in the future are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts, trend descriptions, go-to-market strategies, operational excellence, acceleration of new product development, continued growth in our end markets, net sales growth, organic adjusted operating income and adjusted EBITDA growth, capital allocation and growth strategies and future warranty charges. Forward-looking statements are based on certain assumptions and assessments made by us considering our experience and perception of historical trends, current conditions and expected future developments. Any such statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including, but not limited to: (i) regional, national or global political, economic, market and competitive conditions, (ii) government monetary or fiscal policies, (iii) changing regulatory, trade and tariff conditions and policies and their impact on demand for our products and our competitive position, (iv) cyclical and changing demand in core markets such as municipal spending, residential and non-residential construction, and natural gas distribution, (v) manufacturing and product performance, (vi) expectations regarding higher volumes, continued execution of our cost productivity initiatives and improved pricing, (vii) warranty exposures (including the adequacy of our warranty reserves), (viii) our ability to successfully resolve the issues associated with the Walter Tax Liability and other significant legal proceedings, claims, lawsuits or government investigations, (ix) compliance with environmental laws and regulations, (x) alleged or actual violations of trade or anti-corruption laws and regulations, (xi) failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures, (xii) adverse effects of unexpected events including natural disasters and (xiii) other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our Quarterly Reports on Form 10-Q and most recently filed Annual Report on Form 10-K.  Undue reliance should not be placed on any forward-looking statements.  We do not have any intent to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.
Mueller refers to one or more of Mueller Water Products, Inc., a Delaware corporation ("MWP"), and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. MWP brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Singer®, and U.S. Pipe Valve & Hydrant. Please see muellerwp.com/brands and krauszusa.com to learn more.
Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	September 30,
	2019	2018
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$176.7	$347.1
Receivables, net	172.8	164.3
Inventories	191.4	156.6
Other current assets	26.0	17.5
Total current assets	566.9	685.5
Property, plant and equipment, net	217.1	150.9
Intangible assets	433.7	408.1
Goodwill	95.7	12.1
Other noncurrent assets	23.9	35.3
Total assets	$1,337.3	$1,291.9

Liabilities and equity:
Current portion of long-term debt	$0.9	$0.7
Accounts payable	84.6	90.0
Other current liabilities	93.0	76.4
Total current liabilities	178.5	167.1
Long-term debt	445.4	444.3
Deferred income taxes	87.9	79.2
Other noncurrent liabilities	33.2	36.5
Total liabilities	745.0	727.1

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 157,462,140 and 157,332,121 shares outstanding at September 30, 2019 and 2018, respectively	1.6	1.6
Additional paid-in capital	1,410.7	1,444.5
Accumulated deficit	(786.2)	(850.0)
Accumulated other comprehensive loss	(36.0)	(32.8)
Total Company stockholders’ equity	590.1	563.3
Noncontrolling interest	2.2	1.5
Total equity	592.3	564.8
Total liabilities and equity	$1,337.3	$1,291.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net sales	$266.9	$254.3	$968.0	$916.0
Cost of sales (1)	178.1	168.8	647.1	626.1
Gross profit	88.8	85.5	320.9	289.9
Operating expenses:
Selling, general and administrative	48.5	42.9	182.7	166.7
Gain on sale of idle property	(2.4)	—	(2.4)	(9.0)
Strategic reorganization and other charges (2)	3.7	2.1	16.3	10.5
Total operating expenses	49.8	45.0	196.6	168.2
Operating income	39.0	40.5	124.3	121.7
Pension (benefit) costs other than service (3)	(0.4)	0.3	0.4	1.0
Interest expense, net	4.2	5.2	19.8	20.9
Walter Energy Accrual (4)	(16.4)	—	22.0	—
Loss on early extinguishment of debt (5)	—	0.3	—	6.5
Gain on settlement of interest rate swap contracts (5)	—	—	—	(2.4)
Income before income taxes	51.6	34.7	82.1	95.7
Income taxes:
Recurring-basis income tax expense	8.2	9.6	23.5	25.1
Tax (benefit) expense on Walter Energy Accrual	3.2	—	(4.6)	—
One-time impacts from tax legislation (6)	—	0.1	(0.6)	(35.0)
Income tax expense (benefit)	11.4	9.7	18.3	(9.9)
Net income	$40.2	$25.0	$63.8	$105.6

Net income per basic share	$0.26	$0.16	$0.40	$0.67

Net income per diluted share	$0.25	$0.16	$0.40	$0.66

Weighted average shares outstanding:
Basic	157.4	157.8	157.8	158.2
Diluted	158.6	159.2	159.0	159.7

Dividends declared per share	$0.0525	$0.05	$0.2025	$0.19

(1) The year ended September 30, 2018 includes a $14.1 million warranty charge.
(2) Strategic reorganization and other charges for the quarter and year ended September 30, 2019 include $0.1 million and $5.1 million, respectively, for identifiable one-time expenses related to the Aurora tragedy.

(3) Pension costs other than service for the quarter and full year ended September 30, 2019 include a benefit of $0.3 million and a net expense of $0.7 million, respectively, related to annuitization of the accounts of all participants in our Canadian pension plans.

(4) During the quarter ended September 30, 2019, the Company reduced its estimated liability for the ongoing Walter Energy tax matter by $16.9 million, net of accrual of $0.5 million in interest, related to an expected contribution to the liability from a third party.

(5) During the year ended September 30, 2018, the Company issued new debt, retired its term loan and terminated its related interest rate swap contracts.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(6) U.S. federal income tax legislation was enacted during the year ended September 30, 2018. The year ended September 30, 2018 included a provisional $7.5 million one-time transition tax on undistributed foreign earnings due to this legislation and a provisional $42.5 million income tax benefit for the required remeasurement of net deferred tax liabilities to reflect the enacted tax rates in effect when the Company expects to recognize the related tax expenses or benefits. The year ended September 30, 2019 included a $0.6 million income tax benefit associated with finalizing these provisional amounts.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year ended
	September 30,
	2019	2018
	(in millions)
Operating activities:
Net income	$63.8	$105.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26.0	20.9
Amortization	27.0	22.8
Loss on early extinguishment of debt	—	6.5
Stock-based compensation	4.3	5.2
Retirement plans	3.8	2.8
Deferred income taxes	0.7	(43.3)
Gain on sales of assets	(2.5)	(9.0)
Other, net	2.4	3.4
Changes in assets and liabilities, net of acquisitions:
Receivables	(1.4)	(18.9)
Inventories	(17.4)	(18.4)
Other assets	(7.4)	(2.0)
Accounts payable	(11.0)	7.7
Walter Energy Accrual	22.0	—
Other current liabilities	(8.0)	32.7
Long-term liabilities	(9.8)	17.1
Net cash provided by operating activities	92.5	133.1
Investing activities:
Capital expenditures	(86.6)	(55.7)
Proceeds from sales of assets	2.3	7.8
Business acquisitions, net of cash acquired	(127.5)	—
Net cash used in investing activities	(211.8)	(47.9)
Financing activities:
Repayments of debt	—	(486.3)
Repayments of Krausz debt	(13.2)	—
Issuance of debt	—	450.0
Dividends	(32.0)	(30.1)
Stock repurchased under buyback program	(10.0)	(30.0)
Debt issuance costs	—	(6.9)
Employee taxes related to stock-based compensation	(1.3)	(2.1)
Common stock issued	5.2	7.3
Other	0.4	(0.2)
Net cash used in financing activities	(50.9)	(98.3)
Effect of currency exchange rate changes on cash	(0.2)	(1.5)
Net change in cash and cash equivalents	(170.4)	(14.6)
Cash and cash equivalents at beginning of period	347.1	361.7
Cash and cash equivalents at end of period	$176.7	$347.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended September 30, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$234.7	$32.2	$—	$266.9

Gross profit	$81.5	$7.3	$—	$88.8
Selling, general and administrative expenses	32.6	6.5	9.4	48.5
Gain on sale of idle property	(2.4)	—	—	(2.4)
Strategic reorganization and other charges	0.6	—	3.1	3.7
Operating income (loss)	$50.7	$0.8	$(12.5)	$39.0

Operating margin	21.6%	2.5%		14.6%

Capital expenditures	$33.7	$1.0	$(1.0)	$33.7

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$40.2
Krausz inventory step-up amortization				2.3
Strategic reorganization and other charges				3.7
Gain on sale of idle property				(2.4)
Exit of Canadian pension plans				(0.3)
Income tax benefit of adjusting items				(0.7)
Walter Energy Accrual adjustment				(16.4)
Discrete tax benefit of Walter Energy Accrual adjustment				3.2
Adjusted net income				$29.6

Weighted average diluted shares outstanding				158.6

Adjusted net income per diluted share				$0.19

Net income				$40.2
Income tax expense (1)				11.4
Interest expense, net (1)				4.2
Walter Energy Accrual				(16.4)
Pension costs other than service (2)				(0.4)
Operating income (loss)	$50.7	$0.8	$(12.5)	39.0
Strategic reorganization and other charges	0.6	—	3.1	3.7
Gain on sale of idle property	(2.4)	—	—	(2.4)
Krausz inventory step-up amortization	2.3	—	—	2.3
Adjusted operating income (loss)	51.2	0.8	(9.4)	42.6
Pension costs other than service	—	—	0.1	0.1
Depreciation and amortization	12.0	2.0	0.2	14.2
Adjusted EBITDA	$63.2	$2.8	$(9.1)	$56.9

Adjusted operating margin	21.8%	2.5%		16.0%

Adjusted EBITDA margin	26.9%	8.7%		21.3%

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities				$74.7
Less capital expenditures				(33.7)
Free cash flow				$41.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

Quarter ended September 30, 2019
Infrastructure	Technologies	Corporate	Consolidated
(dollars in millions, except per share amounts)

(1) We do not allocate interest or income taxes to our segments.
(2) Pension cost other than service includes a $0.3 million refund for the quarter ended September 30, 2019 related to the annuitization of the accounts of all participants in our Canadian pension plans.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended September 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$223.5	$30.8	$—	$254.3

Gross profit	$77.4	$8.1	$—	$85.5
Selling, general and administrative expenses	27.3	7.8	7.8	42.9
Strategic reorganization and other charges	—	—	2.1	2.1
Operating income (loss)	$50.1	$0.3	$(9.9)	$40.5

Operating margin	22.4%	1.0%		15.9%

Capital expenditures	$25.5	$3.3	$—	$28.8

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$25.0
Strategic reorganization and other charges				2.1
Loss on early extinguishment of debt				0.3
One-time impacts from tax legislation				0.1
Income tax benefit of adjusting items				(0.7)
Adjusted net income				$26.8

Weighted average diluted shares outstanding				159.2

Adjusted net income per diluted share				$0.17

Net income				$25.0
Loss on early extinguishment of debt				0.3
Income tax expense (1)				9.7
Interest expense, net (1)				5.2
Pension costs other than service				0.3
Operating income (loss)	$50.1	$0.3	$(9.9)	40.5
Strategic reorganization and other charges	—	—	2.1	2.1
Adjusted operating income (loss)	50.1	0.3	(7.8)	42.6
Pension costs other than service	—	—	(0.3)	(0.3)
Depreciation and amortization	9.7	1.7	—	11.4
Adjusted EBITDA	$59.8	$2.0	$(8.1)	$53.7

Adjusted operating margin	22.4%	1.0%		16.8%

Adjusted EBITDA margin	26.8%	6.5%		21.1%

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities				$63.0
Less capital expenditures				(28.8)
Free cash flow				$34.2

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$871.0	$97.0	$—	$968.0

Gross profit	$302.9	$18.0	$—	$320.9
Selling, general and administrative expenses	121.3	26.7	34.7	182.7
Gain on sale of idle property	(2.4)	—	—	(2.4)
Strategic reorganization and other charges	1.7	—	14.6	16.3
Operating income (loss)	$182.3	$(8.7)	$(49.3)	$124.3

Operating margin	20.9%	(9.0)%		12.8%

Capital expenditures	$80.4	$5.5	$0.7	$86.6

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$63.8
Strategic reorganization and other charges				16.3
Krausz inventory step-up amortization				6.8
Exit of Canadian pension plans				0.7
Gain on sale of idle property				(2.4)
Income tax benefit of adjusting items				(4.4)
Walter Energy Accrual				22.0
Discrete tax benefit of Walter Energy Accrual				(4.6)
Transition tax benefit				(0.6)
Adjusted net income				$97.6

Weighted average diluted shares outstanding				159.0

Adjusted net income per diluted share				$0.61

Net income				$63.8
Income tax expense (1)				18.3
Interest expense, net (1)				19.8
Walter Energy Accrual				22.0
Pension costs other than service (2)				0.4
Operating income (loss)	$182.3	$(8.7)	$(49.3)	124.3
Krausz inventory step-up amortization	6.8	—	—	6.8
Gain on sale of idle property	(2.4)	—	—	(2.4)
Strategic reorganization and other charges	1.7	—	14.6	16.3
Adjusted operating income (loss)	188.4	(8.7)	(34.7)	145.0
Pension costs other than service	—	—	0.2	0.2
Depreciation and amortization	44.8	7.9	0.3	53.0
Adjusted EBITDA	$233.2	$(0.8)	$(34.2)	$198.2

Adjusted operating margin	21.6%	(9.0)%		15.0%

Adjusted EBITDA margin	26.8%	(0.8)%		20.5%

(1) We do not allocate interest or income taxes to our segments.
(2) Pension cost other than service includes a $0.7 million contribution for the year ended September 30, 2019 to annuitize the accounts of all participants in our Canadian pension plans.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$0.9
Long-term debt				445.4
Total debt				446.3
Less cash and cash equivalents				176.7
Net debt				$269.6

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				1.4	x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities				$92.5
Less capital expenditures				(86.6)
Free cash flow				$5.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$818.8	$97.2	$—	$916.0

Gross profit	$284.7	$5.2	$—	$289.9
Selling, general and administrative expenses	104.5	29.5	32.7	166.7
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	10.3	10.5
Operating income (loss)	$180.1	$(24.4)	$(34.0)	$121.7

Operating margin	22.0%	(25.1)%		13.3%

Capital expenditures	$47.3	$8.3	$0.1	$55.7

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$105.6
One-time impacts from tax legislation				(35.0)
Warranty charge				14.1
Gain on sale of idle property				(9.0)
Strategic reorganization and other charges				10.5
Loss on early extinguishment of debt				6.5
Gain on settlement of interest rate swap contracts				(2.4)
Income tax benefit of adjusting items				(5.6)
Adjusted net income				$84.7

Weighted average diluted shares outstanding				159.7

Adjusted net income per diluted share				$0.53

Net income				$105.6
Loss on early extinguishment of debt				6.5
Gain on settlement of interest rate swap contracts				(2.4)
Income tax benefit (1)				(9.9)
Interest expense, net (1)				20.9
Pension costs other than service				1.0
Operating income (loss)	$180.1	$(24.4)	$(34.0)	121.7
Warranty charge	—	14.1	—	14.1
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	10.3	10.5
Adjusted operating income (loss)	180.2	(10.2)	(32.7)	137.3
Pension costs other than service	—	—	(1.0)	(1.0)
Depreciation and amortization	37.4	6.1	0.2	43.7
Adjusted EBITDA	$217.6	$(4.1)	$(33.5)	$180.0

Adjusted operating margin	22.0%	(10.5)%		15.0%

Adjusted EBITDA margin	26.6%	(4.2)%		19.7%

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$0.7
Long-term debt				444.3
Total debt				445.0
Less cash and cash equivalents				347.1
Net debt				$97.9

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.5	x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities				$133.1
Less capital expenditures				(55.7)
Free cash flow				$77.4

(1) We do not allocate interest or income taxes to our segments.